Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 3:        Thomas Donino

Date of Event Requiring Statement: December 9, 2005

Issuer Name and Ticker Symbol:     Enerteck Corporation (ETCK.OB)

Names:   BATL BioEnergy LLC and BATL Management LP

Address: 7 Lakeside Drive
         Rye, New York  10580

Signatures:

The undersigned, BATL BioEnergy LLC and BATL Management LP are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Thomas Donino with respect to the beneficial ownership of securities of Enerteck Corporation.


BATL BIOENERGY LLC                     BATL MANAGEMENT LP

                                       By: BATL Trading Inc., as general partner


By: /s/ Thomas Donino                  By: /s/ Thomas Donino
    -------------------------------        ------------------------------------
    Name:  Thomas Donino                   Name:  Thomas Donino
    Title: President                       Title: President